UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2025

23andMe Holding Co.

(Exact name of registrant as specified in its charter)

Delaware	001-39587	87-1240344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

870 Market Street, Room 415

San Francisco, California 94102

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 938-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	ME1	The Nasdaq Capital Market

(1)

On March 24, 2025, 23andMe Holding Co., a Delaware corporation (the “Company”), received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that, in accordance with Nasdaq Listing Rules 5101, 5110(b), and IM-5101-1, the Staff had determined to delist the Company’s securities from The Nasdaq Stock Market. The Company did not request a hearing before the panel to appeal the Staff’s determination. Accordingly, trading of the Company’s Class A common stock, $0.0001 par value per share (the “Common Stock”) was suspended at the opening of business on March 31, 2025. Ten days after the Form 25 is filed by Nasdaq, the delisting will become effective. The deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended, will be effective 90 days, or such shorter period as the Securities and Exchange Commission may determine, after the filing of the Form 25. The Common Stock began trading on the OTC Pink Market on March 31, 2025 under the symbol “MEHCQ.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on March 23, 2025, 23andMe Holding Co., a Delaware corporation (the “Company”), and certain of its subsidiaries (collectively, the “Filing Subsidiaries” and, together with the Company, the “Debtors”) filed voluntary petitions seeking relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court (the “Court”) for the Eastern District of Missouri (the “Chapter 11 Cases”).

Debtor-in-Possession Financing

On April 28, 2025, the Debtors entered into that certain Senior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement (the “DIP Credit Agreement”) with JMB Capital Partners Lending, LLC (the “DIP Lender”), pursuant to which, and subject to the satisfaction of certain conditions, the DIP Lender will provide new financing commitments under a non-amortizing priming super-priority senior secured term loan credit facility in an aggregate principal amount up to $35 million (the “DIP Facility”). The Company’s entry into the DIP Credit Agreement was approved by the Court on April 24, 2025. Capitalized terms used but not otherwise defined in this Current Report on Form 8-K shall have the meanings given to them in the DIP Credit Agreement attached hereto as Exhibit 10.1.

Under the DIP Facility, (i) up to $10 million (the “Initial DIP Commitment”) became available following Court approval of the DIP Credit Agreement on a final basis (the “Final DIP Order”), and (ii) up to $25 million (the “Delayed Draw DIP Commitment” and, together with the Initial DIP Commitment, the “DIP Commitments”) will be available following and subject to the Court approving, and the execution and delivery of, an Acceptable Stalking Horse Purchase Agreement on or before May 7, 2025. The DIP Credit Agreement is secured by substantially all of the assets of the Debtors.

The proceeds of the borrowings under the DIP Facility will be used, subject to Court approval, in accordance with the Approved Budget and the Permitted Variances (i) to pay amounts, fees, costs and expenses related to the Chapter 11 Cases or payable under the DIP Credit Agreement and (ii) for working capital and general corporate purposes of the Company.

Borrowings under the DIP Facility will bear interest at the rate of 14.0%, which, together with certain fees payable in connection with the DIP Facility, will be payable in cash. Upon entry of the Final DIP Order, the DIP Lender earned an exit fee (the “Exit Fee”) equal to the sum of, without duplication, (i) following entry of the Final DIP Order, 4.0% of the Initial DIP Commitment, and (ii) following the Court’s approval and the execution and delivery of an Acceptable Stalking Horse Purchase Agreement, 4.0% of the Delayed Draw DIP Commitment. The Exit Fee shall be due and payable upon the earliest of (i) Scheduled Maturity Date (as defined below), (ii) payment in full of the loans, and (iii) on a pro rata basis for any voluntary prepayment of the loans. Prior to entry of the Final DIP Order, in accordance with the Court’s Approval Order, the Debtors paid to the DIP Lender (i) a commitment fee equal to 2.0% of the DIP Commitments and (ii) a work fee equal to $100,000, in each case, in cash.

The DIP Credit Agreement includes customary negative covenants for debtor-in-possession loan agreements of this type, including covenants limiting the Debtors ability to, among other things, incur additional indebtedness, create liens on assets, make investments, advances or guarantees, engage in mergers, consolidations, sales of assets and acquisitions, use the proceeds of the DIP Facility for any purpose not permitted by the DIP Credit Agreement, and pay dividends and distributions, in each case subject to customary exceptions for debtor-in-possession loan agreements of this type. The DIP Credit Agreement also includes representations and warranties, mandatory prepayments, affirmative covenants, and events of default customary for financings of this type. Certain bankruptcy-related events are also events of default, including, but not limited to, the dismissal by the Court of any of the Chapter 11 Cases, the conversion of any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code, the appointment of a trustee pursuant to Chapter 11 of the Bankruptcy Code, and certain other events related to the impairment of the DIP Lenders’ rights or liens granted under the DIP Credit Agreement or the Final DIP Order.

The scheduled maturity date of the DIP Credit Agreement is September 30, 2025 (the “Scheduled Maturity Date”). The DIP Credit Agreement will also terminate and all obligations thereunder will become due on the date that is the earliest of: (i) the Scheduled Maturity Date, (ii) the effective date of any plan of reorganization under Chapter 11 of the Bankruptcy Code for the Company or any other Debtor, (iii) consummation of a sale or other disposition of all or substantially all assets of the Debtors, taken as a whole, under Section 363 of the Bankruptcy Code, (iv) the date of acceleration or termination of the DIP Facility following the occurrence and during the continuation of an Event of Default in accordance with the terms of the DIP Credit Agreement, and (v) dismissal of any Chapter 11 Case or conversion of any Chapter 11 Case into a case under Chapter 7 of the Bankruptcy Code.

Each draw contemplated by the DIP Credit Agreement is subject to and conditioned upon the satisfaction of customary conditions precedent for debtor-in-possession loan arrangements of this type. The Delayed Draw DIP Commitment is conditioned upon the Court entering an order authorizing and approving an Acceptable Stalking Horse Agreement on or before May 7, 2025.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the DIP Credit Agreement, a substantially final form of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Additional Information on the Chapter 11 Cases

Court filings and information about the Chapter 11 Cases can be found at a website maintained by the Company’s claims agent Kroll at https://restructuring.ra.kroll.com/23andMe, by calling (888) 367-7556, or by sending an email to 23andMeInfo@ra.kroll.com. The documents and other information available via website or elsewhere are not part of this Current Report on Form 8-K and shall not be deemed incorporated herein.

Cautionary Note Regarding the Company’s Securities

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated in this document are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “predicts,” “continue,” “will,” “schedule,” and “would” or, in each case, their negative or other variations or comparable terminology, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on the Company’s current expectations and projections about future events and various assumptions. The Company cannot guarantee that it will actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond the control of the Company), or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements, which could include the following: risks and uncertainties relating to the Chapter 11 Cases, including but not limited to, the Company’s ability to obtain Court approval with respect to motions in the Chapter 11 Cases, the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the Debtors’ plans to pursue a structured sale of their assets pursuant to a competitive auction and sale process under Section 363 of the Bankruptcy Code, the length of time the Company will operate under the Chapter 11 Cases, risks associated with any third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; whether the Company will emerge, in whole or in part, from the Chapter 11 Cases as a going concern; trading price and volatility of the Company’s Class A common stock, $0.0001 par value per share (the “Common Stock”); and the continuation of trading of the Common Stock on the OTC Pink Market, including whether broker-dealers will continue to provide public quotes of the Common Stock on the OTC Pink Market, whether the trading volume of the Common Stock will be sufficient to provide for an efficient trading market, and whether quotes for the Common Stock will continue on this market in the future. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as filed with the SEC, and as revised and updated by the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The statements made herein are made as of the date of this document and, except as may be required by law, the Company undertakes no obligation to update them, whether as a result of new information, developments, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Senior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement by and between the Company and JMB Capital Partners Lending, LLC, dated April 28, 2025*

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

*Certain annexes and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted annexes and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

23ANDME HOLDING CO.

Date: May 2, 2025	By:	/s/ Joseph Selsavage
Name: Joseph Selsavage
Title: Interim Chief Executive Officer, and Chief Financial and Accounting Officer